STATE OF NEW YORK
Louis J. Lefkowitz                DEPARTMENT OF LAW
Attorney General                  Albany, N.Y.  12224
Ruth Kessler Toch
Solicitor General                 December 1, 1978

         I. LOUIS J. LEFKOWITZ, Attorney General of the State of New York, do hereby certify that I have examined the annexed proposed Declaration and Charter of THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK, with principal office located in the City, County and State of New York, for the purpose of transacting the kinds of business authorized by Section 46, Paragraphs 1, 2 and 3 of the New York State Insurance Law, together with proof of publication of notice of intention to form such corporation, and I am of the opinion that the instruments submitted conform with the requirements of law.

                                  In Witness Whereof, I have

                                  hereunto set my hand and

                                  affixed the official seal

                                  of my office the day and year

                                  first above written.

                                  LOUIS J. LEFKOWITZ
                                  Attorney General

                                  By:
                                  /s/ William J. Kogan
                                  ---------------------------------
                                  WILLIAM J. KOGAN
                                  Assistant Solicitor General

C. Sorbera being duly sworn, so that he is the principal clerk of the Publisher of

THE JOURNAL OF COMMERCE
     and Commercial

a daily newspaper of general circulation published the City and County of New York, that the advertisement hereto annexed, has been regularly published in the said

THE JOURNAL OF COMMERCE
    and Commercial

Six .......... times as follows:  .................
Nov. 2-3-6-9-13-16 ....................... 1978
                 /s/ C. Sorbera
                 ...............................

Sworn to before me this 16th day

of Nov. ....... 1978

/s/ Cozette Schwartz
 .....................................
                 Notary Public

Cozette Schwartz
Notary Public, State of New York
No. 81-9821213
Qualified to New York County
Commission Expires March 30, 1980

DECLARATION OF INTENTION

         AND

         CHARTER

THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK

         We, the undersigned, all being natural persons of full age, and at least a majority of us citizens of the United States and residents of the State of New York or of adjoining states, and at least three of us residents of the State of New York, do hereby declare our intention to form a corporation for the purpose of doing the kinds of insurance business authorized by paragraphs "1", "2" and "3" of Section 46 of the Insurance Law of the State of New York, and for that purposes do adopt the following charter:

                 CHARTER

                 OF

THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK

         Sec. 1. The name of this corporation shall be

THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK.

         Sec. 2. The principal office of the corporation

shall be located in the city, county and state of New York.

         Sec. 3. The kinds of insurance to be transacted

by the Corporation shall be:

         a) "Life insurance", meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds. Amounts paid to the corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the corporation to one or more separate accounts pursuant to Section 227 of the New York Insurance Law. (Section 46, paragraph 1, of the New York Insurance Law).

         b) "Annuities", meaning all agreements to make periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of the preceding sub-paragraph. Amounts paid to the corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the corporation to one or more separate accounts pursuant to Section 227 of the New York Insurance Law. (Section 46, paragraph 2, of the New York Insurance Law).

         c) "Accident and health insurance", meaning (a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph (b) following; and (b) Non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but not including insurance solely against accidental injury), under any contract which does not give the insurer the option to cancel or otherwise terminate the contact at or after one year from its effective date or renewal date. (Section 46, paragraph 3, of the New York Insurance Law)

and such other insurance or other business as a stock life insurance company now is or hereafter may be permitted to transact under the Insurance Law of the State of New York or any other law applicable and for which the corporation shall have the required capital and surplus.

         Sec. 4. The mode and manner in which the corporate powers of this corporation shall be exercised are through a Board of Directors and through such officers and agents as such Board shall empower.

         Sec. 5. The number of directors of this corporation shall be not more than nineteen (19) and in no case shall the number of directors be less than thirteen (13), the number thereof to be determined as provided in the by-laws.

         At all times, a majority of the directors shall be citizens and residents of the State of New York or of adjoining states and not less than three thereof shall be residents of the State of New York and each director shall be at least eighteen years of age. None of the directors need be a stockholder of the corporation.

         Sec. 6. The annual meeting of the stockholders of the corporation shall be held in May or June of each year beginning in 1979, on such date and at such time as the Board of Directors shall by resolution prescribe, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such annual meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next annual meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken.

         The officers of the corporation shall be elected annually by the Board of Directors of the corporation at the meeting of the Board held immediately following the annual meeting of the stockholders and shall hold office at the pleasure of the Board of Directors. A vacancy in any office resulting from death, resignation or from any other cause shall be filled by the Board of Directors at any meeting of the Board.

         Sec. 7. The Board of Directors shall have power to make by-laws of the corporation and to amend the same in whole or in part.

         Sec. 8. The names and post office residence addresses of the directors who shall serve until the first annual meeting of such corporation, are as follows:

Name                     Post Office Address
----                     -------------------
Don F. Gaston            43 Baldwin Farms Road North
                         Greenwich, Connecticut 06830

Kenneth T. King          3125 East Exposition Avenue,
                         Denver, Colorado  80209

Paul R. DuPee            151 Central Park West,
                         New York, New York  10023

Gerald I. Ritthaler      Oak Knoll Road, Mendham,
                         New Jersey  07945

Robert L. Jones          836 Valley Road, New Canaan,
                         Connecticut  06840

Norman R. Forson         Hidden Meadow Lane, New Canaan,
                         Connecticut  06840

William M. Flatley       25 Rustic Road, Upper Saddle
                         River, New Jersey  07458

Edward J. Baran          12094 West Applewood Knolls Drive,
                         Lakewood, Colorado  80215

James Blue               4983 West Maplewood,
                         Littleton, Colorado  80123

Joel Feldman             7197 South Magnolia Circle,
                         Englewood, Colorado  80110

Edward Baker             5890 South Galena Street,
                         Englewood, Colorado  80110

Norman S. Rein           200 East 66th Street,
                         New York, New York  10021

Harold M. Tract          105 Fir Drive,
                         East Hills, New York  11576

         Sec. 9. The duration of the corporate existence of this corporation shall be perpetual.

         Sec. 10.        The amount of the capital of this corporation shall
be $3,000,000 to consist of 300 shares of a par value of $10,000 per share.

         Sec. 11.        Any person made or threatened to be made a party to
an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate then is or was a director, officer or employee of the corporation, or then serves or has served any other corporation in any capacity at the request of the corporation, shall be indemnified by the corporation against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by the laws of the State of New York. The provisions of this Section shall not adversely affect any right to indemnification which any person may have apart from statute or the provisions of this Paragraph.

         IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed
our seals as of the        day of November, 1978.


/s/ Don F. Gaston                 /s/ William M. Flatley
--------------------------------  -----------------------------------
         Don F. Gaston                    William M. Flatley

/s/ Kenneth T. King               /s/Edward J. Baran
--------------------------------  -----------------------------------
         Kenneth T. King                  Edward J. Baran

/s/ Paul R. DuPee                 /s/ James Blue
--------------------------------  -----------------------------------
         Paul R. DuPee                    James Blue

/s/ Gerald I. Ritthaler           /s/ Joel Feldman
--------------------------------  -----------------------------------
         Gerald I. Ritthaler              Joel Feldman

/s/ Robert L. Jones               /s/ Edward Baker
--------------------------------  -----------------------------------
         Robert L. Jones                  Edward Baker

/s/ Norman R. Forson              /s/ Norman S. Reir
--------------------------------  -----------------------------------
         Norman R. Forson                 Norman S. Reir

                 /s/ Harold M. Tract
                 ----------------------------------
                         Harold M. Tract

STATE OF NEW YORK        )
                         :        ss
COUNTY OF NEW YORK       )

         On this 3rd day of November, 1978 before me personally appeared Don
F. Gaston, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same
                                  /s/ Harriet Ackerman
                                  -------------------------------
                                          Notary Public

STATE OF COLORADO        )
                         :        ss
COUNTY OF DENVER         )

         On this 13th day of November, 1978 before me personally appeared KENNETH T. KING, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same
                                  /s/ Wilma L. Harbaugh
                                  --------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 3rd day of November, 1978 before me personally appeared PAUL
R. DuPEE, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same
                                  /s/ Harriet Ackerman
                                  --------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 7th day of November, 1978 before me personally appeared GERALD I. RITTHALER, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.
                                  /s/ Harriet Ackerman
                                  ----------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 3rd day of November, 1978 before me personally appeared ROBERT L. JONES, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                  /s/ Harriet Ackerman
                                  ---------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 3rd day of November, 1978 before me personally appeared NORMAN R. FORSON, to me known and known to me to be the person mentioned, and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                  /s/ Harriet Ackerman
                                  ---------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 7th day of November, 1978 before me personally appeared WILLIAM M, FLATLEY, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                  /s/ Harriet Ackerman
                                  ---------------------------------
                                          Notary Public

STATE OF COLORADO        )
                         :        SS
COUNTY OF DENVER         )

         On this 10th day of November, 1978 before me personally appeared EDWARD J. BARAN, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                  /s/ Wilma L. Harbaugh
                                  ---------------------------------
                                          Notary Public

STATE OF COLORADO        )
                         :        SS
COUNTY OF DENVER         )

         On this 10th day of November, 1978 before me personally appeared JAMES BLUE, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same
                                  /s/ Wilma L. Harbaugh
                                  ----------------------------------
                                          Notary Public

STATE OF COLORADO        )
                         :        SS
COUNTY OF DENVER         )

         On this 13th day of November, 1978 before me personally appeared JOEL FELDMAN, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                  /s/ Jeanette Schul
                                  ----------------------------------
                                          Notary Public

STATE OF COLORADO        )
                         :        SS
COUNTY OF DENVER         )

         On this 8th day of November, 1978 before me personally appeared EDWARD BAKER, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                  /s/ Wilma L. Harbaugh
                                  ----------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 17th day of November, 1978 before me personally appeared NORMAN S. REIN, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                  /s/ Lawrence S. Greengrass
                                  ----------------------------------
                                          Notary Public

STATE OF NEW YORK        )
                         :        SS
COUNTY OF NEW YORK       )

         On this 17th day of November, 1978 before me personally appeared HAROLD M. TRACT, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                  /s/ Lawrence S. Greengrass
                                  ----------------------------------
                                          Notary Public